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                                                                       EXHIBIT 5

                                [MWE Letterhead]




                                  May 23, 1994


Mississippi Chemical Corporation
P.O. Box 388
Yazoo City, Mississippi  39194

     Re:  Mississippi Chemical Corporation
          Registration Statement on Form S-4
          File No. 33-53119
          ----------------------------------

Ladies and Gentlemen:

          This opinion is rendered in connection with the filing by Mississippi Chemical Corporation (the "Cooperative") of its Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 19,641,284 shares of the common stock, $.01 par value (the "Registered Stock"), of MCC Sub, Inc., a newly created, wholly-owned subsidiary of the Cooperative (the "New Company"), to be issued in connection with (i) a merger of the Cooperative into the New Company whereby the outstanding shares of the Cooperative's common stock will be converted into shares of the Registered Stock and/or cash and (ii) the offer to exchange the capital equity credits and allocated surplus accounts of the Cooperative for the shares of the Registered Stock.

          In arriving at the opinion expressed below, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In addition, we have examined and relied upon, to the extent we deemed proper, certificates of officers of the Cooperative and the New Company as to factual matters, and on the originals or copies, certified or otherwise, identified to our satisfaction, of all such corporate records of the Cooperative and the New Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the
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legal capacity of natural persons.

          Our opinion herein is limited to United States Federal law, the internal laws of the State of Illinois and the Mississippi Business Corporation Act. We express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

          Based upon and subject to the foregoing, we are of the opinion that, upon issuance thereof in accordance with the terms and conditions set forth in the Plan of Reorganization (which is an exhibit to the Registration Statement), the Registered Stock will be validly issued, fully paid and non-assessable.

          We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,



                                  /s/McDermott, Will & Emery


FWA/LMK/KKG